Exhibit 10.12

Advertising Contract

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Cooperation Agreement

Contract No.: KF2021062505

This advertising release contract (hereinafter referred to as the “Contract”) was signed by the following parties on June 25, 2021 (the “Contract Effective Date”):

Party A: Beijing Haoxi Digital Technology Co., Ltd.

Address: Room 15A10, Block B, Locke Times, 103rd Floor, Huizhongli, Chaoyang District, Beijing

Tel: [*]

Contact: Xu Lei

Contact number: [*]

Email: [*]

WeChat ID: None

Party B: Hunan Shunkai Culture Media Co., Ltd.

Room 601-624, Room 649, 6th Floor, Building 1, Chuanggu Industrial Park , Queyuan Road, Tianxin District, Changsha City, Hunan Province

Tel: [*]

Contact: Zhao Song

Contact number: [*]

Email: none

WeChat ID: None

Given that Party B is a regional partner in Hunan Province exclusively authorized by Ocean Engine (a marketing service brand under Beijing ByteDance Technology Co., Ltd.), and has the right to exclusively operate “Toutiao”, “Douyin” and other related services within the authorized area regarding advertising sales business on the platform. Party A and Party B, in accordance with the “Contract Law of the People’s Republic of China”, “Advertising Law of the People’s Republic of China” and other relevant laws and regulations, have reached the following contract through friendly negotiation on Party A entrusting Party B to publish advertisements:

1	Definition

1.1	“Toutiao Network Platform” refers to: the mobile client application legally owned and operated by Beijing ByteDance Technology Co., Ltd., and the mobile site of “m.toutiao.com”. “Douyin” refers to: a mobile client application legally owned and operated by Beijing ByteDance Technology Co., Ltd., and the mobile site of “douyin.com”.

1.2	“Party A’s product” refers to the goods, services or any other legal publicity objects legally owned or operated by Party A, including the products or services of other advertisers who entrust Party B to promote other advertiser’s product or service.

1.3	“Advertising” may include one or a combination of the following methods:

1.3.1	Graphic and text advertisements: publish advertisements for Party A’s products in the form of pictures, text or video and audio on the online platforms of “Toutiao” and “Douyin”.

1.3.2	Publishing of promotional articles: Party A shall provide articles describing, introducing, or promoting its products, with text as the main form of expression, and publish them on the online platforms of “Toutiao” and “Douyin”.

1.3.3	Link promotion: Party A shall provide the network link address and publish it on the network platforms of “Toutiao” and “Douyin”. Users of the “Toutiao” and “Douyin” online platforms can jump to the corresponding webpage by clicking on the link.

1.4	“Affiliate” refers to any natural person, legal person or other organization that directly or indirectly controls a party or is directly or indirectly controlled by a party; or is directly or indirectly under common control with a party. “Control” means the right, directly or indirectly, to control or influence the management decisions of a corporation or entity, whether through ownership or voting stock, by contract or otherwise.

1.5	“Force majeure” refers to all events that occur after the signing of this contract and completely or partially hinder any party from performing this contract, and such events are unforeseen, unavoidable and insurmountable by all parties to this contract.

2	Advertising

2.1	Advertisement release format: subject to specific implementation;

2.2	Advertisement release time: June 25, 2021, to June 24, 2022

2.3	Release period: June 25, 2021, to June 24, 2022.

2.4	Advertisement release area: subject to specific implementation.

2.5	Number of words in the title: subject to specific implementation.

2.6	Free resources: subject to specific implementation.

2.7	For any of the above content, if there is no agreement in this article, the content in the appendix of this contract shall prevail.

3	Advertising Content

3.1	Under this contract, Party A entrusts Party B to publish the advertising content, and Party B has the right to review and confirm, the scope of Party B’s review includes the advertising content materials provided by Party A and other documents agreed in this contract, and the content that violates laws, regulations or public order and good customs, as well as advertising content that has not been reviewed and confirmed by Party B, Party B has the right not to publish, suspend publication, remove it from the shelves, or delete it without paying any compensation.

3.2	If Party A is an advertiser, it shall provide Party B with the following documents in accordance with the “Advertising Law of the People’s Republic of China”:

3.2.1	Business license and other qualification certificates related to production and operation.

3.2.2	The certification documents issued by the quality inspection agency or other officially recognized agencies on the quality of the goods and services in the advertisement.

3.2.3	The advertisement examination and approval document issued by the advertisement examination and approval agency for the advertisement content of special products or services.

3.2.4	Other certification documents confirming the authenticity and legality of the advertisement content.

If Party A is the agency of the advertiser, Party A shall provide Party A’s business license and a valid entrustment agreement signed with the advertiser in addition to the above-mentioned information of the advertiser. Party A hereby promises that the above-mentioned documents provided by it are true, legal, and valid, and will not violate the laws and regulations, and will not infringe on the civil rights of third parties. Party A shall have the right to compensate Party A after assuming relevant responsibilities, and Party A shall compensate Party B for all losses (including but not limited to fines, compensation, travel expenses, etc.).

3.3	According to the method of advertising release, Party A shall submit the corresponding content materials to Party B in advance in accordance with this contract. These content materials may include: advertising materials and design samples, promotional article samples, link addresses or other forms that Party B deems necessary and carrier.

3.4	Party A shall submit all content materials to Party B at least five working days before the release of the advertisement. If Party A intends to change the content of the advertisement, in addition to submitting a written application to Party B, it shall also submit the changed content materials to Party B at least three working days in advance, otherwise Party B will delay the release of advertisements or perform contractual obligations, and Party B No compensation is assumed.

3.5	Party B will review the content and materials submitted by Party A in accordance with the provisions of this contract. Party B’s review authority includes:

3.5.1	For graphic advertisements, Party B shall review the legality of the advertisement content in accordance with the “Advertising Law of the People’s Republic of China” and relevant laws.

3.5.2	For the recommended articles, Party B shall review the contents of the articles in accordance with relevant laws.

3.5.3	For the link, Party B only technically checks whether the link address supports the adaptation of mobile terminal devices such as mobile phones and tablet computers and can be opened normally. Party B is not responsible for reviewing the content of linked web pages.

3.6	Both parties confirm and agree that Party B’s review and review results will not be regarded as Party B’s guarantee for the authenticity and legality of any content material under any circumstances, and Party A shall independently verify the authenticity of the content material it provides and be responsible for legality. If due to the content materials submitted by Party A, Party B is subject to any third-party claims or punishment by state agencies, Party A shall fully compensate Party B for the losses suffered thereby.

3.7	Regardless of whether it is within the scope of Party B’s review, if Party B finds that Party A’s content materials are prohibited by law from publishing or that publishing will likely lead to illegal risks, or serious violations of social public order and good customs, it will be deemed that Party A is at fault, and Party B may refuse to publish or promote such content material (” problem material “), and the payment already paid by Party A is not required to be returned. However, Party B shall promptly notify Party A of the existence of such circumstances and explain the reasons. As a remedial measure, Party A has the right to replace the questionable materials with other materials that comply with laws and regulations and public order and good customs.

4	Remuneration and Price

4.1	Billing method: For matters such as the advertising content, promotion mode, settlement method and total cost under this contract, Party A and Party B shall confirm by signing one or more copies of Annex 1 ’“Cooperation Agreement” Publication Form’ and perform accordingly.

4.2	Payment method:

4.2.1	According to the specific promotion method agreed by both parties, Party A shall complete the settlement with Party B on time and pay the fee in full.

4.2.2	Both parties agree to pay the advertising production and publishing fees under this contract in the 4th way as follows:

1.	Within ____working day after the signing of this contract, Party A shall pay ___ % of the total amount of this contract in advance, that is, the capitalized amount: ____(lower case: ￥ yuan), and the remaining full amount shall be paid by Party A for the services agreed under this contract in a one-off payment to Party B within __ working days from the date of completion, namely: capitalized amount: _____, (lowercase: ¥ yuan).

2.	Within ____ working days after the effective date of this contract, and Party A shall pay one hundred percent (100%) of the total amount of this contract in one lump sum before publication, that is, RMB in capitalized amount: ______, (￥_____ yuan).

3.	After the signing of this contract, Party B shall immediately start the agreed services under this contract, and Party A shall pay Party B the total amount of this contract in full within one working day from the date of completion of all the services under this contract: Amount in capitalized amount:______(lower case _______ ¥ yuan ) .

4.	After the signing of this contract, both parties shall make settlement on schedule according to the actual performance. For details, please refer to the “Expense Settlement Form” in Appendix 2.

4.2.3	Party A shall pay the entire amount of this contract to the following account designated by Party B (only one of the following three accounts), and Party A has the right to make a choice and inform Party B in advance. Both parties hereby confirm that if Party A pays to any account other than the followings, it is deemed that Party A has not fulfilled the payment obligations under this contract:

Account name: Hunan Shunkai Culture Media Co., Ltd.

Bank of deposit: [*]

Bank account number: [*]

Contact number: [*]

Account name: Hunan Shunkai Culture Media Co., Ltd.

Bank of deposit: [*]

Xianhang account number: [*]

Alipay public account number:

[*]

4.3	For the advertising fee under this contract, Party B shall issue a formal value-added tax invoice to Party A.

4.4	Unless otherwise expressly agreed in writing by both parties, neither party is required to pay the other party for marketing activities, development, information reception, support and any other activities carried out under this contract. Each party will bear its own expenses and taxes, including travel and accommodation of its personnel.

4.5	If the adjustment or change of the service content and fees is involved during the performance of the contract, both parties will sign the expense settlement sheet (Appendix 2) or other supplementary agreements for confirmation. The above-mentioned documents must be signed and sealed by both parties to be valid. For other contents, this contract shall prevail.

5	Party A ’s rights and obligations

5.1	Supervise Party B’s advertising publishing behavior, and require Party B to correct the wrong behavior in the publishing process.

5.2	Comply with the provisions of the “Regulations on Advertising” of the State Council, and shall not require Party B to publish content or materials that violate laws and regulations such as the “Advertising Law of the People’s Republic of China” or public order and good customs. Relevant certificates such as business license, power of attorney, letter of introduction, product license, trademark, registration certificate, etc. shall be produced in accordance with the requirements of relevant government departments or this contract.

5.3	Party A shall ensure that Party A’s products comply with laws, regulations and national standards, that the content of advertisements or materials it provides is true and legal, and that it does not infringe upon the legitimate rights and interests of any third party. Party B is completely exempt from liability for losses caused to users, consumers or any third party, and Party A shall bear all responsibilities. If Party B is subject to any third-party claim or state punishment, Party A shall fully compensate Party B for the losses suffered thereby. Party A shall pay Party B the full compensation amount within _____ working days after Party B’s losses occur. If the above losses are caused by the advertiser or Party A’s staff or agents, Party A shall still be responsible.

5.4	After the content or material of the advertisement has been reviewed and confirmed by Party A, it shall not be changed arbitrarily. If the advertisement cannot be released on schedule or as required due to Party A’s change of advertisement content or material, Party B shall not be liable.

5.5	Pay the contract amount in full within the agreed time limit.

5.6	If Party A’s name, business address, contact person, and contact information change, Party A shall notify Party B within 10 working days of the change.

6	Party B’s rights and obligations

6.1	Party B has the right to review the advertising content materials and expression forms, and Party B has the right to request Party A to make amendments to the advertising content materials and expression forms that do not comply with laws, regulations or public order and good customs. Before Party A makes amendments and meets the requirements, Party B has the right to right to refuse publication.

6.2	Provide advertising publishing services in strict accordance with the contract.

6.3	For errors and omissions in advertising releases, corrections or remedies shall be made in accordance with the requirements of Party A.

6.4	Due to special reasons and with the consent of Party A, Party B may subcontract or subcontract the relevant obligations under this contract to a qualified third party for implementation, and the third party shall provide services to Party A in accordance with this contract.

7	Statistics

7.1	Both parties confirm that all data under this contract (including but not limited to information release location, release time, page views, hits, etc.) are calculated by Party B and used as the basis for settlement. Party B should make commercially reasonable efforts to ensure the objectivity and authenticity of the statistics.

7.2	Notwithstanding the above agreement, Party A may and only may entrust the following third-party statistical agency to conduct data statistics at its own choice and at its own expense, but shall ensure that the third-party statistical agency submits its statistical results to both parties at the same time:

(1) Common name in the industry: DoubleClick; domain name: http://www.doubleclick.com/.

(2) Common name in the industry: Miaozhen; domain name: http://www.miaozhen.com/.

(3) Common name in the industry: AdMaster; domain name: http://www.admaster.com.cn/.

7.3	If Party A selects other third-party statistical agencies to conduct data statistics outside the above scope, or the third-party statistical agency fails to report statistical results to Party B at the same time, unless Party B agrees in writing, the third-party statistics under such circumstances is considered invalid, and both parties agree to apply Article 7.5 of this contract to determine the statistical data.

7.4	Even if Party A entrusts a third-party statistical agency to conduct data statistics, Party B still has the right to decide to conduct data statistics according to its own consideration. In this case, if the difference between the statistical data of the third-party statistical agency and the data of Party B does not exceed 20%, the data of Party B shall still prevail; If the difference exceeds 20%, both Party shall conduct review and correction with the third-party statistical agency. If the data review cannot be completed, the parties shall negotiate a reasonable solution. All parties agree that such data verification is only for the purpose of confirming the effect of advertising release and the reference of settlement fees, and serious errors confirmed by all parties shall be dealt with in accordance with Article 6.3, and will not cause Party B to pay or refund any money to Party A.

7.5	If Party A does not entrust a third-party statistical agency to conduct data statistics, Party A agrees to accept Party B’s statistical data.

8	Intellectual Property Terms

According to the business model of both parties, if it is necessary to use the trademark, trade name, logo, logo, name, etc. (hereinafter collectively referred to as “the other party’s logo”) that the other party or the other party has the right to use during the performance of this contract, the user shall obtain the written authorization of the other party in advance, and use according to the style requested or agreed by the other party. The user guarantees to use the logo of the other party in a correct and positive way, not to alter or distort its overall image and components without authorization, and not to use it in any form for purposes other than this contract. After the contract is terminated due to completion of performance, rescission or force majeure, unless otherwise agreed or objectively impossible to achieve, the user shall not continue to use the other party’s logo.

9	Confidentiality Clause

9.1	Both parties agree that in the process of contract negotiation and performance, it may be necessary to contact and understand the confidential information of the other party (referring to information that is not publicly known to the outside world held by the other party or its affiliates or that undertakes confidentiality obligations for the third party). The confidential information shall meet one of the following conditions:

9.1.1	Marked as confidential, proprietary (or with similar marks) when the other party discloses (or the receiving party knows).

9.1.2	Disclosed by the other party (or known by the receiving party) under confidential circumstances.

9.1.3	The receiving party should understand it as confidential information based on reasonable commercial judgment.

9.1.4	Recorded in the confidential information transfer form.

9.1.5	Confirmed as confidential information in other written or tangible forms; or

9.1.6	Information derived from the above information.

9.2	The receiving party guarantees not to disclose (or prompt or allow others to disclose) the confidential information to anyone, except for the following personnel who “need to know” due to work needs: (1) The receiving party’s senior management directly involved in the activities under the contract or employees; or (2) persons who provide professional advice to the receiving party with the prior written approval of the disclosing party; or (3) the senior executives or employees of the receiving party’s affiliates who directly participate in the activities under the contract, but the receiving party promises to inform and effectively bind the aforementioned persons to undertake the same confidentiality and non-use obligations as stipulated in this contract and sign no less than the protection of this contract level of written confidentiality contracts or undertakings. Upon request, the Disclosing Party will provide the Disclosing Party with the text of the above contract or commitment. If the above-mentioned persons use or disclose confidential information beyond their authority, the receiving party and the perpetrator shall bear joint and several liabilities.

9.3	The period of confidentiality is not limited by the term of this contract, unless the confidential information enters the public domain or is no longer confidential upon written notice from Party A.

10	Modification and Cancellation of the Contract

10.1	During the performance of this contract, if the following circumstances occur, Party B can unilaterally terminate the contract, and both parties agree to deal with the relevant expenses according to the agreement in 10.4:

10.1.1	Party A violates any of its obligations under this contract (for example, fails to pay any fees under this contract within 30 days without justified reasons), and fails to correct within fifteen (15) days after Party B issues a written notice specifying the breach.

10.1.2	In the event that the contract can be terminated early according to laws, regulations or contract.

10.1.3	Due to Toutiao or ByteDance or other reasons not attributable to Party B, the advertisements under this contract cannot continue to be published.

10.1.4	In violation of the confidentiality clause of this contract, transfer, copy, disseminate, assign, license or disclose in any way, allow, or provide for others to use Party B’s business secrets, software, data and other information, or engage in any commercial or business activities.

10.1.5	The content materials submitted by Party A are prohibited by law from publishing or may lead to illegal risks if released, or have serious violations of social public order and good customs, and Party B has notified them and still does not correct them.

10.1.6	Other serious breaches of the contract make it meaningless for Party B to perform this contract.

10.2	The termination notice of either party can be served to the other party in the form of written or data message.

10.3	After the term of this contract expires or is terminated, according to its nature, the terms that both parties intend to continue (such as Articles 8, 9, 11 and other related agreements) shall continue and remain valid to the extent necessary to protect the rights of both parties.

10.4	If the cooperation and authorization between Party B and Toutiao or ByteDance are terminated for any reason, resulting in Party B being unable to provide Party A with the services under this contract, and the advertising fee paid by Party A has not been used up, Party B will not refund the remaining fees, but Party A should be arranged to sign a contract directly with ByteDance or Toutiao to continue publishing advertisements for Party A until the advertising fee is used up. If Party B implements such an arrangement, Party A is obliged to accept Party B’s arrangement and sign the above-mentioned contract with ByteDance or Toutiao as soon as possible. If Party A fails to sign the above-mentioned contract or fails to use up the paid advertising fee due to reasons not caused by ByteDance or Toutiao, Party B is not obliged to refund the fee. Party A confirms that under such circumstances, Party A waives the right to ask Party B to return the unused advertising publishing fee.

11	Liability for Breach of Contract

11.1	Party A shall pay the fee according to the agreed time limit. If the payment is delayed, Party B shall pay Party B three thousandths (0.3%) of the delayed amount as liquidated damages for each one (1) day of delay.

11.2	If Party B delays, interrupts or terminates the data promotion service without justified reasons, it shall explain the reasons to Party A. If Party B fails to release the advertisement on time due to Party B’s unilateral fault, Party B shall provide compensation for Party A’s reissued advertisement in accordance with the principle of “make up for one mistake” and “make up for one omission”.

11.3	After the signing of this contract, if Party A cancels the advertisements stipulated in this contract without authorization, it will be deemed that Party A has breached the contract. If Party A breaches the contract, it shall pay Party B liquidated damages according to the greater amount of 20% of the total advertising fee stipulated in this contract or RMB 30,000. Party B has the right to deduct the above-mentioned liquidated damages from any payment made by Party A; if Party A has no advance payment, Party A shall pay Party B the above-mentioned liquidated damages to Party B within 10 working days after Party B knows that Party A has canceled the advertisement, pay late fees in accordance with the provisions of Article 11.1 of this contract.

11.4	For any civil, administrative or criminal disputes arising from advertising pictures, audio, video, symbols, materials, copywriting, etc. under this contract, or any claims, negotiations, investigations, penalties, or claims against Party A by a third party, Party A shall take full responsibility for prohibition or litigation. If Party B is forced to assume the above-mentioned responsibilities and has the right to recover from Party A, Party A shall compensate Party B for all losses suffered thereby. Including but not limited to defending Party A, or cooperating in defense at the request of Party A, to ensure that the interests of Party A, Party A’s affiliates and Party A’s employees are not damaged, and Party B shall bear all compensation, fines, Attorney’s Fees, and Damages.

11.5	If the liquidated damages are not enough to make up for the losses caused to the non-defaulting party, the defaulting party must make compensation according to the actual losses suffered by the non-defaulting party. The above-mentioned actual losses shall include relevant legal fees, reasonable investigation fees, attorney fees and other resulting expenses, loss or damage, etc.

12	Force Majeure

12.1	In the event of a force majeure event, the contractual obligations of the parties to this contract shall be suspended during the delay period caused by the force majeure. After the force majeure event is over, the performance of this contract will be resumed, and its validity period will be automatically extended, and the extended time will be equal to the suspension period of this contract. The parties to this contract are not required to pay any liquidated damages for this.

12.2	The party claiming the occurrence of force majeure shall immediately notify the other party and provide the other party with appropriate proof of the occurrence and duration of such force majeure within fifteen (15) days after the occurrence of the event. After the occurrence of force majeure, if both parties fail to reach an agreement on resuming or extending the performance of the contract, Party A may not pay the unfulfilled period. If Party A has already paid, Party B shall refund it.

12.3	For the purpose of this contract, the following matters shall also be considered force majeure:

12.3.1	When the servers of “Toutiao” and ” Douyin” network platforms stop, Party B may suspend all or part of the services under this contract without notifying Party A, including but not limited to server stop caused by the following circumstances: 1) Emergency caused by non-human factors such as maintenance and repair of service equipment; 2) Caused by failure of basic telecommunication services; 3) Termination of services on Party B’s platform. For the above situation, Party B will try its best to notify Party A within 12 hours after the occurrence of the situation.

12.3.2	Due to attacks on the servers of the “Toutiao” and “Douyin” network platforms, they temporarily cannot operate normally, and they cannot be restored after trying their best to repair them.

13	General Terms

13.1	Relationship between the two parties: neither party shall regard the signing of this contract as the establishment of a joint venture company, partnership, or formation of a joint venture or employment relationship; neither party has the right to impose any obligations or responsibilities on behalf of the other party. Regardless of the legal relationship between Party B and ByteDance, both parties sign and perform this contract in their own names, and only enjoy rights and assume obligations based on this contract.

13.2	Assignment: this Contract shall be binding upon the successors and legal assigns of each party; however, neither party may assign (whether by operation of law, sale of securities or assets, merger or otherwise) without the prior written consent of the other party method) all or part of this contract. Any attempt to transfer in violation of the provisions of this paragraph is invalid; at the same time, if either party makes an assignment, the other party has the right to terminate this contract.

13.3	Use of information: Party B and its affiliates will store, process and use Party A’s transaction and contact information wherever they operate. The above information will be processed and used for the cooperative relationship between the two parties. Party B may also provide the personal information provided by Party A to Party B’s contractors, business partners and designated parties for business purposes, or disclose the information provided by Party A in accordance with legal requirements. If Party A provides Party B with personal information belonging to a third party, Party A shall ensure that it has fulfilled the relevant obligations required by law (such as but may not be limited to: the third party has been notified or the third party’s consent has been obtained ) .

13.4	Non-waiver: The failure of either party to exercise any of its rights under this contract shall not constitute or be deemed to be a waiver or loss of such rights or other rights by the party.

13.5	Severability: If any term or provision of this contract is held to be invalid or unenforceable, the validity and enforceability of other terms and provisions other than these terms and provisions shall not be affected thereby.

13.6	Dispute settlement: This contract shall be governed by the laws of the People’s Republic of China (excluding Hong Kong and Macao Special Administrative Regions). All disputes arising from the signing of this contract or related to this contract shall be resolved through friendly negotiation between the two parties. If the negotiation fails, the Beijing Arbitration Commission conducts arbitration in accordance with its arbitration rules. The arbitration result shall final and binding on both parties.

13.7	The entire contract: This contract and its appendices constitute the entire contract reached between Party B and Party A on the subject matter of this contract, and replace any oral or written communication and statement made by both parties on the subject matter of this contract before or during the process of signing this contract or contract.

13.8	Copy: This contract is in duplicate, and each party holds one copy, which has the same legal effect.

13.9	Signature: After the contract is signed by both parties (signed by authorized representatives or affixed with their respective official seals or special seals for the contract) , it will become effective from the effective date stated on the front page.

13.10	Attachments to this contract: Attachment 1: “Cooperation Agreement” publication form; Attachment 2: Expense Settlement Sheet. Attachment 3: Material Details Sheet.

13.11	Delivery: Notices, letters, data messages, etc. sent by any party under this contract to the other party shall be sent to the address, contact person or communication terminal agreed in this contract (header). If a party changes its name, address, contact person or communication terminal, it shall promptly notify the other party in writing within 10 days after the change, and the service before the other party actually receives the change notice is still valid, and the electronic service and written service have the same legal potency.

【End of text】

In evidence, this contract is signed on the date stated by the following persons having full authority to represent the parties:

Party A: Beijing Haoxi Digital Technology Co., Ltd.

Representative (print):

Representative’s signature:

Position:

date:

(affixed with corporate seal)

Party B: Hunan Shunkai Culture Media Co., Ltd.

Representative (print):

Representative’s signature:

Position:

date:

(affixed with corporate seal)

Attachment 1 “Cooperation Agreement” Publication Form (No. KF2021062505)

Party A:	Beijing Haoxi Digital Technology Co., Ltd.	Industry:
Contact:	Contact number / WeChat:
Party B:	Hunan Shunkai Culture Media Co., Ltd.	address:	601-624, 649 , 6th Floor , Building 1, Chuanggu Industrial Park, Queyuan Road, Tianxin District, Changsha City, Hunan Province .
Ad Content
Advertising content
Release media
Ad Purchasing Resources
Placement	Advertisement form	Delivery period	The total amount of orders
Capitalized amount: ___________ (lower case: ¥ ____________yuan ).
Payment Method	Party A shall pay the cost of this publication in one lump sum on [ ] days from the effective date of the release of the publication .
Party B account	Account name: Hunan Shunkai Culture Media Co., Ltd. Bank of deposit: Shanghai Pudong Development Bank Changsha Branch Bank account number: 66010078801500000297 Contact number: 310551000016
Others

1. This publication sheet is based on the “Cooperation Agreement” (contract number: KF2021062505, referred to as the “main contract”) that has been signed by both parties and came into effect on June 25, 2021. This publication sheet is used to describe the content, release method, time and deadline, settlement method and fee amount of the advertisements to be published by both parties under the above contract.

2. Both parties, Party A and Party B, sign the document issued below, indicating that both parties agree to all the contents of the document issued by this sheet. Once this publication sheet is signed, (1) both parties agree that any reproduction of this statement of work by reliable means (such as scanning or faxing) shall be deemed as the original; and (2) all services, technologies and products defined in this statement of work are bound by it.

3. This publication sheet is an integral part of the “main contract”, and the unfinished matters are subject to the main contract.

4. This publication sheet is issued in duplicate, and each party holds one copy. It will take effect from the date when the authorized representative of Party A signs or affixes the seal and Party B affixes the seal. If the date of signing by both parties is different the date of signature by the last party shall be the effective date.

【No text below】

Party A (signature or seal ): Beijing Haoxi Digital Technology Co., Ltd.

Date:

Party B (signature or seal):

Date:

Attachment 2, Expense Settlement Sheet

Expense Settlement Sheet

This expense settlement sheet is an effective supplement to the “Cooperation Agreement” and its attachments signed by both parties on 20___, ___, ____ (the contract number is: ________, collectively referred to as the “main contract”). The validity period of the main contract is: year____ month____ day____ - year____ -month____ -day____. The settlement cycle of this sheet is: year____ -month____ -day____ - year____ -month____ -day____. If there is a conflict between the service content and amount in this settlement sheet and the original contract, the agreement in this settlement sheet shall prevail, and other terms shall still be implemented in accordance with the agreement in the main contract.

After considering reasonable and applicable factors, the two parties confirm that the relevant service content and amount of the main contract in this period are as follows (the payment details provided by Party B can also be used as the basis for confirmation by both parties ):

Expense purpose (project name )	Charge Details	Subtotal cost

Total

Party A shall pay the above fees to Party B within [ 7 ] working days from the date of signing this settlement sheet, and Party B shall issue a legal and valid invoice within 30 days from the date of signing this settlement sheet and the date of payment to Party B’s designated bank.

Account designated by Party B :

Beneficiary Name:

Bank of deposit:

Account number:

Party A confirms and signs:	Party B confirms and signs:

Company Name:	Company Name: Hunan Shunkai Culture Media Co., Ltd.
Representative (print):	Representative (print):
Representative’s signature:	Representative’s signature:
Department and Position:	Department and Position:
Date:	Date:

Attachment 3: Material Details Sheet

Material Details Sheet

This material details sheet is an effective supplement to the “Cooperation Agreement” and its attachments signed by both parties on June 25, 2021 (contract number: KF2021062505, collectively referred to as the “main contract”). In case of conflict, the agreement in this shall prevail, and other terms shall still be implemented with reference to the agreement in the main contract.

After considering reasonable and applicable factors, the two parties confirm that the relevant service contents of the main contract are as follows (the list provided by Party A can also be used as the basis for both parties to confirm):

Party A needs to provide detailed information:

1. Provide the qualification documents required in the process of advertising, and ensure the authenticity of the qualification documents, including but not limited to other materials other than the business license, based on the specific industry review standards.

2. Provide original materials such as pictures, content, videos and other materials used to make landing page pictures and pages in the process of advertising placement. The specific details and specifications are as follows:

a. Picture: The resolution of the horizontal board picture is greater than: >1280x720 (pixels)

Vertical image resolution greater than: >720x1280 (pixels)

Note: The picture should not have watermark, mosaic, etc. The picture shall be in high definition and good picture quality.

b. Page content reference: The content should briefly summarize the followings (including but not limited to) in word format: the company’s main business, product features, advantages, selling points, activities and other related information. Be as detailed and specific as possible to fully demonstrate the specific needs that need to be delivered.

c. Video: At present, only video clips and soundtracks of the simplified version are provided (Yipai background music); the simplified version of the graphic and text flash (the picture and content requirements are the same as a and b)

The size of the video is as follows:

Horizontal version: aspect ratio 16:9, video bit rate ≥ 516kbps, size ≤ 1000M, resolution ≥ 1280*720

Vertical version: aspect ratio 9:16, video bit rate ≥ 516kbps, size ≤ 100M, resolution ≥ 720*1280

Note: If the size of the provided video does not meet the requirements, frame loss, blurring, and resolution reduction will occur.

Service fee: 1200 yuan.

One landing page (up to 3 revisions are supported), 3 sets of picture materials , 1 video clip , 1 graphic flash.

Note: The above packages can be implemented under the condition that Party A can provide original pictures, content and videos.